UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 15, 2002

                             Cyber Equestrian, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)


              0-31415                           88-0358417
             ---------                          ----------
         (SEC File Number)         (IRS Employer Identification Number)

                           c/o, Thomas Clay, President
                       200 South Washington Blvd., Suite 5
                             Sarasota Florida 34236
                    (Address of principal executive offices)

                                 (941) 957-1009
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy


Check the appropriate box:
         [   ]    Preliminary Information Statement
         [   ]    Confidential, for Use of the Commission Only (as permitted by
                  Rule 14c-5(d)(2)
         [X]      Definitive Information Statement











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                               -------------------
                             CYBER EQUESTRIAN, INC.
                (Name of Registrant as Specified in its Charter)
                              --------------------

--------------------------------------------------------------------------------


Payment of Filing Fee (Check the appropriate box):

 [X]   No fee required.
 [ ]   Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.
       1) Title of each class of securities to which transaction applies:
       2) Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 0
       4) Proposed maximum aggregate value of transaction: 0
       5) Total fee paid: $0

 [ ]   Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously
       Paid:
       2) Form, Schedule or Registration No.:
       3) Filing Party:
       4) Date Filed

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                             CYBER EQUESTRIAN, INC.
                       200 South Washington Blvd., Suite 5
                             Sarasota, Florida 34236


                       Notice of Action by Written Consent
                  of a Majority of the Outstanding Common Stock
                       to be taken prior to March 31, 2002

To the Stockholders of Cyber Equestrian, Inc.:

Notice is hereby given that upon Written Consent by the holders of a majority of the outstanding shares of common stock of Cyber Equestrian, Inc., a Nevada corporation (the "Company"), the Company intends to amend its Articles of Incorporation to change the name of the Company to "eLocity Corporation " and to file such an amendment with the State of Nevada. The change will be effective on final effectiveness of this filing and is expected to be on or about March 15, 2002

The Company also intends to amend its Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 400,000,000, without changing the par value of the common stock nor changing the number of shares of preferred stock that are authorized and that Article 4 of the Articles of Incorporation be amended to reflect such changes.

Only stockholders of record at the close of business on January 31, 2002 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                             By Order of the Board of Directors



                                /s/ Thomas Clay
                             ------------------------------------------------
                             Thomas Clay, President and Director

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This information statement is being furnished to all holders of the common stock of the Company in connection with the Action by Written Consent to amend the Company's Articles of Incorporation.

                                     ITEM 1.

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of the Company, in connection with resolutions of the Board of Directors and the written consent of stockholders of in excess of 50% of the common stock of The Company providing for amendments to The Company's Articles of Incorporation to change the name of the Company to "eLocity Corporation" and to increase the number of shares of authorized common stock to 400,000,000. This action is being taken to facilitate and reflect the business operations of the Company.

The Board of Directors and persons owning the majority of the outstanding voting securities of The Company have unanimously adopted, ratified and approved resolutions to effect the change in name and the increase in the number of authorized shares of the common stock of The Company. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendments will be filed and is expected to become effective on or about March 15, 2002.

The Form 10-KSB filed by The Company with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. The Company is presently "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

                         DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the name change and recapitalization.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on January 31, 2002 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding 25,000,000 shares of $0.001 par value common stock. The Company's officers, directors and principal shareholders own or control in the aggregate greater than 50% of the issued and outstanding shares of common stock on the record date, these persons have signed a consent to the taking of this action. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.


SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
                                  STOCKHOLDERS

The following table sets forth information about the beneficial ownership of the Company's common stock, (no shares of preferred stock are outstanding) as of January 31, 2002 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of common stock; (ii) each of the Company's named executive officers and directors; and
(iii) all directors and executive officers as a group:





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
   Title of Class         Name and Address of Beneficial              Amount and Nature of             Percent of Class
                                    Ownership                         Beneficial Ownership

    Common Stock           eLocity Networks Corporation
                       200 South Washington Blvd., Suite 5             20,000,000 (Legal)                    80%
                              Sarasota Florida 34236

    Common Stock                   Thomas Clay                       20,000,000(Beneficial)*                 80%
                       200 South Washington Blvd., Suite 5
                              Sarasota Florida 34236

    Common Stock                 Axia Group, Inc.                       1,458,000 (Legal)                    5.8%
                          268 West 400 South, Suite 300
                            Salt Lake City, Utah 84101

    Common Stock                Richard D. Surber                   1,458,000 (Beneficial)**                 5.8%
                          268 West 400 South, Suite 300
                            Salt Lake City, Utah 84101

* These shares are attributed to Thomas Clay beneficially as President of eLocity Networks Corporation. ** These shares are attributed to Richard D.
Surber beneficially as President of Axia Group, Inc.


                           VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of The Company, and persons owning and having voting power in excess of 50% of the outstanding voting securities of The Company have adopted, ratified and approved the change in the name of The Company and the recapitalization of the Company.(see the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the proposed amendments.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 25,000,000 shares of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on January 31, 2001, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to The Company's Articles of Incorporation.



                                     ITEM 2.

                    STATEMENT THAT PROXIES ARE NOT SOLICITED

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY







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                                     ITEM 3.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to The Company's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION

Additional information concerning The Company, including its Form 10-KSB statement, which has been filed with the Commission, may be accessed through the EDGAR archives, at www.sec.gov and is incorporated herein by reference.




Dated: February 15, 2002



                By Order of the Board of Directors



                   /s/Thomas Clay
                ------------------------------------------------------
                Thomas Clay, President & Director










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                                   Exhibit "A"

                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                             Cyber Equestrian, Inc.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of Cyber Equestrian, Inc., under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above- named company (hereinafter referred to as the "Company"):

         Pursuant to the provisions of Section 78.320, the amendment contained herein was duly approved and adopted by a majority of shareholders and by the board of directors of the Company.

         FIRST: The Articles of Incorporation of the Company were first filed and approved by the Office of the Secretary of State of the State of Nevada on April 24, 1996

         SECOND: The following amendment to change the name of the Company to eLocity Corporation, was adopted by 20,000,000 shares, or 80 %, of the 25,000,000 issued and outstanding shares of common stock entitled to approve such amendment. The amendment to increase the number of authorized common shares to 400,000,000 was adopted by 20,000,000 shares, or 80% of the 25,000,000 issued and outstanding shares of common stock entitled to approve such an amendment.

         THIRD: The First Article of the Articles of Incorporation of the Company is amended and stated in its entirety to read as follows:

"FIRST: The name of the Company shall be eLocity Corporation

         FOURTH: The Fourth Article of the Articles of Incorporation of the Company is amended and stated in its entirety to read as follows:


"FOURTH. The stock of the Company is divided into two classes: (1) common stock in the amount of four hundred million (400,000,000) having par value of $0.001 each, and (2) preferred stock in the amount of five Million (5,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into more than one class of stock or more than one series of any class, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders."






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DATED this 15th day of March, 2002.




Thomas Clay, President, and Director


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